UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-13146	93-0816972
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035

(Address of principal executive offices) (Zip Code)

(503) 684-7000

Registrant’s telephone number, including area code

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock without par value	GBX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2026, The Greenbrier Companies, Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the results of which are set forth in Item 5.07 below, the Company’s shareholders approved the 2021 Stock Incentive Plan, As Amended (the “Amended Plan”). Employees, officers and directors of, and certain consultants to, the Company and certain of its affiliates are eligible to receive awards under the Amended Plan. Under the Amended Plan, the plan administrator may grant options, stock appreciation rights, stock awards, restricted stock, restricted stock units, stock units, performance units, performance-vesting awards denominated in cash or property other than shares, cash-based awards and other incentives payable in cash or in shares as may be designated by the plan administrator. Among other things, the Amended Plan adds 1,000,000 shares to the pool of shares available for issuance under the Company’s 2021 Stock Incentive Plan. A description of the principal features of the Amended Plan can be found under Proposal 3 in our Definitive Proxy Statement for the Annual Meeting, as filed with the U.S. Securities and Exchange Commission on November 17, 2025 (the “Definitive Proxy Statement”), which description is incorporated herein by reference. The foregoing description of the Amended Plan is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended Plan, which was attached as Appendix A to the Definitive Proxy Statement and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, five proposals were voted upon by the Company’s shareholders. A brief discussion of each proposal voted upon at the Annual Meeting and the number of votes cast for, against or withheld, as well as abstentions and broker non-votes, on each proposal are set forth below.

Proposal 1: Election of Directors

A vote was taken at the Annual Meeting for the election of five directors of the Company. Wanda F. Felton, Graeme A. Jack, and Wendy L. Teramoto were elected as Class II directors to serve a three-year term until the Annual Meeting of Shareholders in 2029. Stevan B. Bobb and Jeffrey M. Songer, who were each appointed to the Company’s Board of Directors in June 2025, were elected as a Class III director and Class I director, respectively, to serve until the Annual Meeting of Shareholders in 2027 and 2028, respectively. In each case, the directors shall serve until their respective successors are qualified and elected. The aggregate numbers of shares of common stock voted in person or by proxy for each nominee were as follows:

Nominee	Votes for Election	Votes Withheld	Broker Non- Votes
Stevan B. Bobb	23,782,051	208,669	2,061,351
Wanda F. Felton	23,408,024	582,696	2,061,351
Graeme A. Jack	23,014,801	975,919	2,061,351
Jeffrey M. Songer	23,926,746	63,974	2,061,351
Wendy L. Teramoto	23,775,513	215,207	2,061,351

Proposal 2: Advisory Approval of Executive Compensation

A vote was taken at the Annual Meeting on the proposal to approve as a non-binding advisory resolution the 2025 compensation of the Company’s named executive officers. The aggregate number of shares of common stock that were voted in person or by proxy for or against the resolution, that abstained from voting, or that were broker non-votes were as follows:

Votes for Approval	Votes against Approval	Votes Abstained	Broker Non- Votes
21,951,594	1,891,286	147,840	2,061,351

Proposal 3: Approval of the 2021 Stock Incentive Plan, As Amended

A vote was taken at the Annual Meeting on the proposal to approve the Amended Plan. The aggregate number of shares of common stock that were voted in person or by proxy for or against the resolution, that abstained from voting, or that were broker non-votes were as follows:

Votes for Approval	Votes against Approval	Votes Abstained	Broker Non- Votes
21,999,638	1,876,239	114,843	2,061,351

Proposal 4: Approval of Amended and Restated Articles of Incorporation

A vote was taken at the Annual Meeting on the proposal to approve the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock. The aggregate number of shares of common stock that were voted in person or by proxy for or against the resolution, that abstained from voting, or that were broker non-votes were as follows:

Votes for Approval	Votes against Approval	Votes Abstained	Broker Non- Votes
25,419,674	582,806	49,591	—

Proposal 5: Ratification of Appointment of Independent Auditors

A vote was taken at the Annual Meeting on the proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors for the year ending August 31, 2026. The aggregate number of shares of common stock that were voted in person or by proxy for or against the ratification, or that abstained from voting were as follows:

Votes for Approval	Votes against Approval	Votes Abstained
25,657,806	370,458	23,807

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: January 9, 2026	By:	/s/ Christian M. Lucky
Christian M. Lucky Senior Vice President, Chief Legal and Compliance Officer